SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): December 27, 2000

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                        CROSS MEDIA MARKETING CORPORATION
             (Exact name of registrant as specified in its charter)




            Delaware                     0-25435                 13-4042921
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
 incorporation or organization)                              identification no.)




         410 Park Avenue, Suite 830
             New York, New York                                     10022
  (Address of principal executive offices)                        (Zip code)


       Registrant's telephone number, including area code: (212) 752-2601

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Item 5.  Other Events.

Termination of Agreement to Acquire NSI

         On August 31, 2000, the Company entered into an agreement (the "Agreement") to acquire National Syndications, Inc. ("NSI"), a direct marketer of consumer products and a party to service advertising contracts. On February 1, 2001, the Company and NSI terminated the Agreement. As a result of such termination, in the fourth quarter of 2000, the Company will record a pretax charge of approximately $1.0 million, representing the write-off of non-refundable deposits and professional fees incurred related to the NSI transaction.

Agreement with Richard Prochnow, RLP Holdings, L.P. and AmeriNet, Inc.

         In  December  2000,   the  Company   entered  into  an  agreement  (the
"Agreement"), effective as of November 1, 2000 (the "Effective Date"), with Richard L. Prochnow ("Prochnow"), RLP Holdings, L.P. ("RLP") and AmeriNet, Inc. ("AmeriNet" and together with the Company, Prochnow and RLP, the "Parties"), pursuant to which RLP sold to the Company an 8% promissory note in the principal amount of $500,000 originally issued by AmeriNet to RLP. In consideration for the sale of the Note to the Company, the Company issued to RLP 1,000,000 shares of its common stock, par value $0.001 per share (the "Common Stock"), and the sum of $30,000 (constituting accrued and unpaid interest on the note through November 1, 2000). RLP and AmeriNet are each affiliates of Prochnow, who was the principal owner of Direct Sales International, L.P. ("DSI") The Company purchased DSI's business in January 2000 through its wholly-owned subsidiary, Media Outsourcing, Inc.

         Pursuant to a Loan Agreement dated January 28, 2000 (the "Loan Agreement") between the Company and AmeriNet, the Company had agreed to make loans to AmeriNet in an aggregate principal amount not to exceed $1,000,000. As of the Effective Date, the Company had loaned AmeriNet a total of $300,000 under the Loan Agreement. Pursuant to the Agreement, the Company and AmeriNet amended the Loan Agreement to terminate the Company's obligation to make any further loans to AmeriNet.

         Pursuant to the Agreement, the Parties also amended the Registration Rights Agreement, dated January 28, 2000, between the Company and Prochnow (the "Rights Agreement") as follows: (i) to add RLP as a party; (ii) to increase the number of shares of Common Stock owned by Prochnow that are covered by the Rights Agreement from 1,000,000 to 2,500,000 and to add the 1,000,000 shares of Common Stock issued by the Company to RLP in payment for the Note (collectively, the "Demand Registrable Stock"); (iii) to provide that the Company would file a registration statement (the "Registration Statement") with the Securities and Exchange Commission covering the Demand Registrable Stock as soon as practical;
(iv) to include an agreement by Prochnow and RLP that they will not, for a period of one year from the effective date of the Registration Statement (the "Restricted Period"), sell any more shares of Demand Registrable Stock, in the aggregate, than Prochnow would be entitled to sell during the Restricted Period in compliance with Rule 144(e)(1) under the Securities Act of 1933, as amended; and (v) to extend the period during which Prochnow can exercise a put right, requiring the Company to purchase up to 600,000 shares of Common Stock from Prochnow for $3.00 per share, from March 15, 2001 until the 180th day following the effective date of the Registration Statement.

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                                Index to Exhibits

         Exhibit No.         Description
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         99.1                Agreement, dated as of November 1, 2000.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Cross Media Marketing Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 15, 2001                 CROSS MEDIA MARKETING CORPORATION
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                                           By: /s/ Richard Kaufman
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                                              Name:   Richard Kaufman
                                              Title:  President